UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): January 14, 2013

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA 18512

(Address of principal executive offices) (Zip Code)

__(570) 342-8281__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On January 14, 2013, the Company and the Bank entered into a change in control and severance agreement with Raymond J. Fox, Executive Vice President and Chief Operating Officer of the Bank.

The material terms of Mr. Fox’s change in control and severance agreement are as follows:

1.	The term of the agreement begins January 14, 2013 and continues until any party gives notice of termination of employment for any reason, unless an agreement to effect a “Change in Control” as defined in the agreement, has been executed, and then the agreement only terminates if the executive is terminated for “Cause”, as defined in the agreement.

2.	If the executive is terminated or certain other changes in employment occur, as identified in the agreement, after a “Change in Control”, the executive shall be entitled to receive a lump sum equal to one (1) times his annual base salary and continuation of all life, disability, medical insurance and other normal health and welfare benefits for one (1) year.

3.	If the executive is terminated without cause and no change of control occurs, he shall be entitled to receive a lump sum equal to six (6) months of this annual base salary and continuation of all life, disability, medical insurance and other normal health and welfare benefits for six (6) months.

4.	The Agreement contains certain customary confidentiality and non-competition provisions.

The description above is only a summary of the material terms of Mr. Fox’s agreement and is not intended to be a full description of the agreement. For more information about the agreement, please refer to the agreement attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number Description

99.1	Change in Control and Severance Agreement Fidelity D & D Bancorp, Inc., Fidelity Deposit and Discount Bank and Raymond J. Fox dated as of January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC. (Registrant)

Dated: January 14, 2013	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr. Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Change in Control and Severance Agreement Fidelity D & D Bancorp, Inc., Fidelity Deposit and Discount Bank and Raymond J. Fox dated as of January 14, 2013.